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                                                                    EXHIBIT 23.5

                                  CONSENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                   ----------------------------------------


Amrion, Inc.
Boulder, Colorado


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 1997 relating to the consolidated financial statements of Amrion, Inc. and subsidiary appearing in Amrion, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        BDO SEIDMAN, LLP


Denver, Colorado
July 14, 1997